                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

   Filed by the Registrant [X]
   Filed by a Party other than the Registrant [ ]
   Check the appropriate box:
   [ ] Preliminary Proxy Statement  [ ] Confidential, for Use of the Commission
       Only (as permitted by Rule 14a-6(e)(2))
   [X] Definitive Proxy Statement
   [ ] Definitive Additional Materials
   [ ] Soliciting Material Pursuant to Section  240.14a-11(c) or Section
       240.14a-12

                            PageMart Wireless, Inc.

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               (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
   [X] No fee required.
   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.


   (1) Title of each class of securities to which transaction applies:

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   (2) Aggregate number of securities to which transaction applies:

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   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4) Proposed maximum aggregate value of transaction:

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   (5) Total fee paid:

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   [ ] Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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   (1) Amount Previously Paid:

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   (2) Form, Schedule or Registration Statement No.:

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   (3) Filing Party:

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   (4) Date Filed:

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                                                                               1

                                 PageMart Logo

                          3333 LEE PARKWAY, SUITE 100
                              DALLAS, TEXAS 75219

                                                               February 16, 1998

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, April 8, 1998, in the Board Room on the 9th floor of the Company's offices at 3333 Lee Parkway, Dallas, Texas 75219. The formal Notice of Annual Meeting of Stockholders and Proxy Statement are attached. I hope that you will be able to attend and participate in the meeting, at which time I will have the opportunity to review the business and operations of PageMart Wireless, Inc.

     The matters to be acted upon by our stockholders are set forth in the Notice of Annual Meeting of Stockholders. It is important that your shares be represented and voted at the meeting. Accordingly, after reading the attached Proxy Statement, please sign, date and return the enclosed proxy card. Your vote is important regardless of the number of shares you own.

                                            Sincerely yours,

                                       /s/ JOHN D. BELETIC

                                            John D. Beletic
                                            Chairman and Chief Executive Officer

                                 PageMart Logo

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 8, 1998

                                                               February 16, 1998

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PageMart Wireless, Inc., a Delaware corporation (the "Company"), will be held in the Board Room on the 9th floor of the Company's offices at 3333 Lee Parkway, Dallas, Texas 75219 on April 8, 1998, at 9:00 a.m., local time, for the following purposes:

          1. To elect a Board of Directors consisting of seven members.

          2. To ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company to serve as such at the pleasure of the Board of Directors.

          3. To consider and vote upon any other matter that may be properly brought before the meeting.

     Only stockholders of record, as shown by the transfer books of the Company, at the close of business on February 13, 1998 are entitled to notice of and to vote at the Annual Meeting.

     A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any proper purpose during normal business hours at the offices of the Company for a period of at least ten
(10) days preceding the Annual Meeting.

     The Board of Directors recommends that you vote FOR the Board's nominees for director and the approval of the appointment of the independent auditors.

                                            By Order of the Board of Directors,

                                            /s/ FREDERICK G. ANDERSON
                                            Frederick G. Anderson
                                            Vice President, General Counsel and
                                            Secretary

PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                                [PAGEMART LOGO]

                                PROXY STATEMENT
                            DATED FEBRUARY 16, 1998

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 8, 1998

     The accompanying proxy is solicited by the Board of Directors (the "Board") of PageMart Wireless, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders to be held April 8, 1998 (the "Annual Meeting"), and any adjournments thereof. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted in accordance with the recommendation of the Board with respect to each matter submitted to the Company's stockholders for approval. Abstentions will not be voted, but will be counted for determining the presence of a quorum. Broker non-votes will not be counted for any purpose. Any stockholder giving a proxy has the power to revoke it prior to its exercise by notice of revocation to the Company in writing, by voting in person at the Annual Meeting or by execution of a subsequent proxy; provided, however, that such action must be taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

     The shares entitled to vote at the meeting consist of shares of Class A Convertible Common Stock of the Company (the "Common Stock"), with each share entitling the holder of record to one vote. At the close of business on February 13, 1998, the record date for the Annual Meeting, there were outstanding 34,172,443 shares of Common Stock. This Proxy Statement and the accompanying form of proxy are first being sent to stockholders on or about February 20, 1998.

     In addition to the use of the mails, solicitation may be made by employees of the Company by telephone, mailgram, facsimile, telegraph, cable and personal interview. The Company shall bear all expense for the solicitation of proxies and has not retained a solicitation firm.

                      PROPOSAL ONE: ELECTION OF DIRECTORS

NOMINEES AND DIRECTORS

     Seven members of the Board will be elected at the Annual Meeting. Directors elected at the Annual Meeting will serve until the next Annual Meeting or until their successors are elected and qualified. The seven nominees receiving the greatest number of votes cast by the holders of the Common Stock entitled to vote at the meeting will be elected directors of the Company (assuming a quorum is present). The Company has no reason to believe that any nominee of the Board will be unable to serve if elected. A vote FOR the nominees includes discretionary authority to vote for a substitute nominee named by the Board if any of the nominees becomes unable or unwilling to serve.

     The following persons have been nominated by the Board for election to the Board of Directors:

                 NAME                    AGE                          POSITION
                 ----                    ---                          --------
John D. Beletic........................  46     Chairman and Chief Executive Officer
Robert H. Niehaus......................  42     Director
Guy L. de Chazal(1)....................  50     Director
Arthur Patterson(1)....................  54     Director
Alejandro Perez Elizondo(2)............  48     Director
Leigh J. Abramson(1)(2)................  29     Director
Pamela D.A. Reeve(1)(2)................  48     Director

---------------

(1) Member of Compensation Committee

(2) Member of Audit Committee

     John D. Beletic, Chairman and Chief Executive Officer. Mr. Beletic joined the Company as President and Director in March 1992. Mr. Beletic became Chief Executive Officer of the Company in February 1994 and Chairman of the Company's Board of Directors in August 1994. In November 1997, Mr. Beletic became the Chairman and Chief Executive Officer when N. Ross Buckenham assumed the position of President. Prior to joining the Company, Mr. Beletic spent a year in venture capital, and he served for five years as President and Chief Executive Officer of The Tigon Corporation ("Tigon"), a leading voice mail service provider. Tigon was acquired by Ameritech Development Corporation, a wholly-owned subsidiary of American Information Technologies Corporation in 1988. Before joining Tigon, Mr. Beletic was Senior Vice President of Operations and Chief Financial Officer for five years with VMX, Inc. ("VMX"), a manufacturer of voice mail systems. Mr. Beletic earned his bachelor's degree in finance from Cincinnati's Xavier University and his master's degree in business administration from the Harvard Business School. Mr. Beletic currently serves as a director of Digital Sound Corporation. Within the paging industry, Mr. Beletic currently serves as a director of PCIA, the industry trade association, and President of the Paging Leadership Association.

     Robert H. Niehaus, Director. Mr. Niehaus has been a Director of the Company since February 1998. He has been a Managing Director of Morgan Stanley & Co. Incorporated ("Morgan Stanley") since 1990. He serves as a director of numerous companies including American Italian Pasta Company, Silgan Holdings, Inc., Fort James Corporation, Waterford Wedgwood UK, plc (of which he is Chairman) and several private companies. He is a Managing Director and a director of the general partner of The Morgan Stanley Leveraged Equity Fund II, L.P. ("MSLEF II") and of the managing general partner of the general partner of Morgan Stanley Capital Partners III, L.P. ("MSCP III"). Mr. Niehaus was designated by MSLEF II pursuant to the Amended and Restated Stockholders Agreement among the Company and certain stockholders of the Company dated as of May 10, 1996, as amended (the "Stockholders Agreement"). See "Certain Relationships and Related Transactions -- Election of Directors."

     Guy L. de Chazal, Director. Mr. de Chazal has been a Director of the Company since June 1989. Mr. de Chazal is President and a director of the managing general partner of the general partner of Morgan Stanley Venture Capital Fund, L.P. ("MSVCF") and Morgan Stanley Venture Capital Fund II, L.P. ("MSVCF II") and is a Managing Director of Morgan Stanley. Mr. de Chazal is also a director of several private companies. Mr. de Chazal was designated by MSVCF pursuant to the Stockholders Agreement. See "Certain Relationships and Related Transactions -- Election of Directors."

     Arthur Patterson, Director. Mr. Patterson has been a Director of the Company since June 1989 and a Managing Partner of Accel Partners, a venture capital company, since 1984. Mr. Patterson is also a director of VIASOFT and the G.T. Global Group of Investment Companies as well as several private software and telecommunications companies. Mr. Patterson was designated by Accel Partners pursuant to the Stockholders Agreement. See "Certain Relationships and Related Transactions -- Election of Directors."

     Alejandro Perez Elizondo, Director. Mr. Perez has been a Director of the Company since August 1994. Since 1987, Mr. Perez has been associated with Pulsar, a diversified Mexican company with interests in the insurance, agriculture, telecommunications, finance and other industries, and is currently Vice President of Diversification of Pulsar Internacional, S.A. de C.V. Mr. Perez is also a director of Ionica L3 Ltd. (a public telephone services company located in U.K.), Novaweb Technologies, Inc. (a California modem manufacturing company), Encanto Networks Inc. (a California internet company), Fomento Empresarial Regiomontano, S.A. de C.V. (a Mexico-based holding company with investments in telecommunications companies), and Merkafon (a Mexico-based communications engineering company).

     Leigh J. Abramson, Director. Mr. Abramson has been a Director of the Company since August 1994. He is currently a Vice President of Morgan Stanley and an officer of the general partner of MSLEF II and of the general partner of the general partner of MSCP III. Mr. Abramson has been with Morgan Stanley since 1990, first in the Corporate Finance Division and, since 1992, in the Merchant Banking Division. Mr. Abramson is also a Director of Silgan Holdings and Jefferson Smurfit Corporation. Mr. Abramson was designated by MSCP III pursuant to the Stockholders Agreement. See "Certain Relationships and Related Transactions -- Election of Directors."

     Pamela D. A. Reeve, Director. Ms. Reeve was elected Director of the Company in April 1996. Ms. Reeve is currently President, Chief Executive Officer and Director of Lightbridge, Inc. ("Lightbridge") and has been with Lightbridge since 1989. Lightbridge develops and manages software used by wireless telecommunications companies across the United States to support sales and marketing applications. Prior to joining Lightbridge, Ms. Reeve spent eleven years at The Boston Consulting Group, with senior operating responsibility for the firm's Boston office. Prior to joining The Boston Consulting Group, Ms. Reeve worked with the National Endowment for the Humanities managing educational projects and with real estate development and manufacturing firms, primarily in operations and marketing. Ms. Reeve is also a director of Natural Microsystems, Inc.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The Company's Board of Directors held four meetings in 1997. All of the directors attended 75% or more of the total number of meetings of the Board and committees of the Board on which they served, except Mr. Perez, who attended two-thirds of such meetings.

     The Audit Committee of the Board recommends the firm to be employed as the Company's independent public accountants and reviews the scope of the audit and audit fees. In addition, the Audit Committee consults with the independent auditors with regard to the plan of audit, the audit report and the management letter, and confers with the independent auditors with regard to the adequacy of internal accounting controls, as appropriate, out of the presence of management. The members of the Audit committee are Messrs. Abramson and Perez and Ms. Reeve. The Audit Committee held two meetings in 1997.

     The Compensation Committee of the Board is charged with reviewing executive compensation and administering the Company's Stock Option Plan (as defined herein). During 1997, its members were Messrs. de Chazal and Patterson and Mr. Frank Sica. Mr. Sica resigned as a director and member of the Compensation Committee in February 1998. Ms. Reeve and Mr. Abramson were elected members of the Committee effective January 31, 1998. Members of the Compensation Committee held four meetings in 1997.

     The Board of the Company does not have a nominating committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of Common Stock as of January 31, 1998 (i) by each person known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) by each director of the Company, (iii) by the chief executive officer and each of the four most highly compensated officers other than the chief executive officer (the "Named Executive Officers"), and (iv) by all executive officers and directors of the Company as a group. Except as otherwise indicated, each named person has voting and investment power over the listed shares, exercised solely by the named person or shared with a spouse.

                                                               SHARES OF       PERCENT OF
                                                                CLASS A         CLASS A
            NAME AND ADDRESS OF BENEFICIAL OWNER              COMMON STOCK    COMMON STOCK
            ------------------------------------              ------------    ------------
The Morgan Stanley Leveraged Equity Fund II, L.P.(1)........    8,476,518        24.8%
  1221 Avenue of the Americas
  New York, NY 10020
Morgan Stanley Capital Partners III, L.P.(1)................    5,072,672        14.9%
  1221 Avenue of the Americas
  New York, NY 10020
Morgan Stanley Venture Capital Fund, L.P.(2)................    2,154,071         6.3%
  1221 Avenue of the Americas
  New York, NY 10020
Other Morgan Stanley-sponsored limited partnerships(3)......      842,719         2.5%

                                                               SHARES OF       PERCENT OF
                                                                CLASS A         CLASS A
            NAME AND ADDRESS OF BENEFICIAL OWNER              COMMON STOCK    COMMON STOCK
            ------------------------------------              ------------    ------------
Mellon Bank, N.A., as Trustee for First Plaza Group
  Trust(4)..................................................    3,214,286         9.4%
  One Mellon Plaza
  Pittsburgh, PA 15258
Accel Telecom L.P.(5).......................................    1,542,300         4.5%
  One Embarcadero Center, Ste. 3820
  San Francisco, CA 94111
Accel III L.P.(5)...........................................    1,416,200         4.1%
  One Embarcadero Center, Ste. 3820
  San Francisco, CA 94111
Accel Investors' 89 L.P.(5).................................       91,500            *
  One Embarcadero Center, Ste. 3820
  San Francisco, CA 94111
Pulsar......................................................    2,142,857         6.3%
  Av. Roble, No. 300. Mezzanine
  Edificio Torre Alta
  Garza Garcia, N.L
  Mexico C.P. 66265
Directors and Named Executive Officers:
  John D. Beletic(6)........................................      651,072         1.9%
  N. Ross Buckenham(7)......................................       43,849            *
  Douglas S. Glen(8)........................................      110,415            *
  Sandra D. Neal(9).........................................      101,263            *
  Paul L. Turner(10)........................................       67,327            *
  Robert H. Niehaus(1)(3)...................................   13,811,298        40.4%
  Guy L. de Chazal(2)(3)....................................    2,734,682         8.0%
  Arthur Patterson(5)(11)...................................    3,050,000         8.9%
  Alejandro Perez Elizondo..................................           --            *
  Leigh J. Abramson(1)(3)...................................   13,811,298        40.4%
  Pamela D.A. Reeve(12).....................................       16,666            *
  All directors and executive officers as a group(13).......   21,143,821        60.1%

---------------

  *  Denotes less than 1%.

(1) Each of these entities is an investment partnership for which Robert H. Niehaus, a Director of the Company, is a director of the entity controlling such partnership. Each of these entities is also an investment partnership for which Leigh J. Abramson is an officer of the entity controlling such partnership. Robert H. Niehaus and Leigh S. Abramson each disclaim beneficial ownership of such shares. The general partner of MSLEF II and the managing general partners of the respective general partners of MSCP III and each of the investment partnerships referred to in footnotes (2) and (3) below are each wholly-owned subsidiaries of Morgan Stanley, Dean Witter, Discover & Co. ("MSDWD & Co.").

(2) This entity is an investment partnership for which Guy L. de Chazal, a Director of the Company, is a director of the entity controlling such partnership and a general partner of the general partner of such partnership. Guy L. de Chazal disclaims beneficial ownership of such shares.

(3) Includes 372,662 shares owned by MSVCF II, 172,569 shares owned by Morgan Stanley Capital Investors, L.P. ("MSCI"), 107,123 shares owned by Morgan Stanley Venture Investors, L.P. ("MSVI"), 100,826 shares owned by Morgan Stanley Venture Capital Fund II, C.V. ("MSVC II") and 89,539 shares owned by MSCP III 892 Investors, L.P. ("MSCP 892"). Each of MSCI and MSCP 892 is an investment partnership for which the relationships described in footnote
     (1) above are applicable and Robert H. Niehaus and Leigh J. Abramson each disclaim beneficial ownership of shares held by such entities. Each of MSVCF II, MSVI and MSVC II is an investment partnership for which the relationships described in footnote (2) above are applicable and Guy L. de Chazal disclaims beneficial ownership of shares held by such entities.

(4) Mellon Bank, N.A. ("Mellon"), acts as the trustee for First Plaza Group Trust ("First Plaza"), a trust under and for the benefit of certain employee benefit plans of General Motors Corporation ("GM") and its subsidiaries. These shares may be deemed to be owned beneficially by General Motors Investment Management Corporation ("GMIMCo"), a wholly-owned subsidiary of GM.

     GMIMCo's principal business is providing investment advice and investment management services with respect to the assets of certain employee benefit plans of GM and its subsidiaries and with respect to the assets of certain direct and indirect subsidiaries of GM and associated entities. GMIMCo's business address is 767 Fifth Avenue, New York, New York. GMIMCo is serving as First Plaza's investment manager with respect to these shares and in that capacity it has the sole power to direct the trustee as to the voting and disposition of these shares. Because of Mellon's limited role, beneficial ownership of the shares by Mellon is disclaimed.

(5) Each of these entities is an investment partnership for which Arthur Patterson, a director of the Company, is a general partner.

(6) Includes 347,200 shares of Common Stock issued pursuant to the Stock Option Plan and the Company's Stock Issuance Plan (both as defined herein). Includes 291,669 stock options which are exercisable within the 60-day period commencing February 1, 1998 pursuant to the Stock Option Plan.

(7) Includes 43,666 stock options which are exercisable within the 60-day period commencing February 1, 1998 pursuant to the Stock Option Plan.

(8) Includes 60,415 stock options which are exercisable within the 60-day period commencing February 1, 1998 pursuant to the Stock Option Plan.

(9) Includes 88,415 stock options which are exercisable within the 60-day period commencing February 1, 1998 pursuant to the Stock Option Plan.

(10) Includes 65,498 stock options which are exercisable within the 60-day period commencing February 1, 1998 pursuant to the Stock Option Plan.

(11) Includes shares of Common Stock held by the entities described in Note 5 in which Arthur Patterson, a Director of the Company, may be deemed to have beneficial ownership. Mr. Patterson disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(12) Includes 16,666 stock options which are exercisable within the 60-day period commencing February 1, 1998 pursuant to the 1996 Nonqualified Stock Option Plan for Non-Employee Directors.

(13) Includes 1,011,779 stock options which are exercisable within the 60-day period commencing February 1, 1998.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Related Party Transactions

     The Company was organized in 1989 by Roger D. Linquist, MSVCF, Accel Telecom L.P., Accel Partners L.P. and Frances W. Hopkins. Through the acquisition of preferred stock in 1991 and 1993, and the subsequent conversion of such preferred stock into voting Common Stock (together with any shares of non-voting common stock, "Capital Stock"), MSLEF II became the owner of a majority of the voting power in the Company. The general partner of MSLEF II and the managing general partner of the general partner of MSVCF are both wholly-owned subsidiaries of MSDWD & Co. Three of the Directors of the Company are employees of Morgan Stanley & Co. Incorporated (a wholly-owned subsidiary of MSDWD & Co.), which acted as placement agent for the offering of the 11 1/4% Senior Subordinated Discount Notes due 2008 issued by the Company on January 28, 1998, and received compensation from the Company in the amount of $8.1 million for acting in such capacity. In addition, Morgan Stanley & Co. Incorporated acted as dealer manager and solicitation agent for the Company's solicitation of consents to the amendment of the indenture relating to its 15% Senior Discount Notes due 2005 and the offer to purchase the outstanding 12 1/4% Senior Subordinated Discount Notes due 2003 of PageMart, Inc.

     As of January 31, 1998, John D. Beletic, Chairman and Chief Executive Officer of the Company, was indebted to the Company in the amount of $309,000 under five promissory notes. The first promissory note (the "First Note") was issued in January 1994 for $97,800 in connection with a stock option exercise by Mr. Beletic and bears interest at the rate of 3.55% per annum. Interest on the outstanding balance is due annually beginning on January 28, 1995. The outstanding principal balance on the First Note is due on January 28, 1999. The second promissory note (the "Second Note") was issued in November 1994 and bears interest at the rate of 7% per annum. At January 31, 1998, $125,000 was outstanding under the Second Note, which Mr. Beletic repaid in full on February 1, 1998. The third promissory note (the "Third Note") was issued in May 1995 for $21,000 in connection with the purchase of Common Stock by Mr. Beletic and bears interest at the rate of 6.9% per annum. Interest on the outstanding principal is due annually beginning on May 11, 1996. The outstanding principal balance on the Third Note is due on May 11, 1999. The fourth promissory note (the "Fourth Note") was issued in September 1997 for $16,300 in connection with a stock option exercise by Mr. Beletic and bears interest at the rate of 5.81% per annum. Interest on the outstanding balance is due annually beginning on September 22, 1998. The outstanding principal balance on the Fourth Note is due September 22, 2000. The fifth promissory note (the "Fifth Note") was issued in January 1998 for $48,900 in connection with a stock option exercise by Mr. Beletic and bears interest at the rate of 5.7% per annum. Interest on the outstanding balance is due annually beginning on January 14, 1999. The outstanding principal balance on the Fifth Note is due on January 14, 2001. The First Note, the Third Note, the Fourth Note and the Fifth Note are all secured by the Common Stock owned by Mr. Beletic.

     As of January 31, 1998, Douglas H. Kramp, Executive Vice President, Strategic Business Units of the Company, was indebted to the Company in the amount of $65,998 under two promissory notes. The first promissory note (the "First Kramp Note") was issued in May 1995 for $56,000 in connection with the purchase of Common Stock by Mr. Kramp and bears interest at the rate of 6.9% per annum. Interest on the outstanding principal is due annually beginning on May 11, 1996. The outstanding principal balance on the First Kramp Note is due on May 11, 1999. The second promissory note (the "Second Kramp Note") was issued in December 1995 for $9,998 in connection with a stock option exercise by Mr. Kramp and bears interest at the rate of 5.83% per annum. Interest on the outstanding principal is due annually beginning on December 29, 1996. The outstanding principal balance on the Second Kramp Note is due on December 29, 1999. The First Kramp Note and the Second Kramp Note are both secured by the Common Stock owned by Mr. Kramp.

     As of January 31, 1998, G. Clay Myers, Vice President, Finance and Chief Financial Officer of the Company, was indebted to the Company in the amount of $132,800 under four promissory notes. The first promissory note (the "First Myers Note") was issued in February 1994 for $48,900 in connection with a stock option exercise by Mr. Myers and bears interest at the rate of 3.55% per annum. Interest on the outstanding principal is due annually beginning on February 4, 1995. The outstanding principal balance on the First Myers Note is due on February 4, 1999. The second promissory note (the "Second Myers Note") was issued in May 1995 for $35,000 in connection with the purchase of Common Stock by Mr. Myers and bears interest at the rate of 6.9% per annum. Interest on the outstanding principal is due annually beginning on May 11, 1996. The outstanding principal balance on the Second Myers Note is due on May 11, 1999. The third promissory note (the "Third Myers Note") was issued in October 1997 for $16,300 in connection with a stock option exercise by Mr. Myers and bears interest at the rate of 5.84% per annum. Interest on the outstanding principal is due annually beginning on October 31,1998. The outstanding principal balance on the Third Myers Note is due on October 31, 2000. The fourth promissory note (the "Fourth Myers Note") was issued in January 1998 for $32,600 in connection with a stock option exercise by Mr. Myers and bears interest at the rate of 5.7% per annum. Interest on the outstanding principal is due annually beginning on January 14, 1999. The outstanding principal balance on the Fourth Myers Note is due on January 14, 2001. The First Myers Note, the Second Myers Note, the Third Myers Note and the Fourth Myers Note are all secured by the Common Stock owned by Mr. Myers.

     On September 12, 1997, in connection with his promotion to the position of President of the Company, the Company entered into an agreement with Ross Buckenham providing for (i) payment to Mr. Buckenham of one half of his annual base salary upon termination of his employment for any reason other than death, disability, voluntary termination by Mr. Buckenham or termination for cause by the Company, and (ii) payment to Mr. Buckenham of $100,000 to compensate him for the expenses of moving his principal residence if his employment terminates for any reason other than voluntary termination or termination for cause.

  Election of Directors

     Pursuant to the Amended and Restated Stockholders Agreement among the Company and certain stockholders dated as of May 10, 1996, as amended (the "Stockholders Agreement"), the Morgan Stanley Shareholders have the right to designate and have elected one-half of the members of the Board for so long as the total number of shares of Capital Stock of the Company owned by the Morgan Stanley Shareholders constitutes at least 50% of the outstanding Capital Stock of the Company. If such ownership falls below 50%, the number of directors that the Morgan Stanley Shareholders will have the right to designate and have elected will be reduced to the number of directors which constitutes a percentage representation on the Board equal to the Morgan Stanley Shareholders' aggregate percentage ownership of the outstanding Capital Stock of the Company. The rights of each of MSLEF II, MSCP III, MSVCF and MSVCF II to designate and have elected one member of the Board of Directors terminates once the total number of shares of Capital Stock of the Company owned by such investor falls below 7.5%. However, each such stockholder will continue to have such rights if its ownership of Capital Stock exceeds 2% and such stockholder has determined that the continued possession of such rights is necessary or desirable in order for such stockholder to qualify as a "venture capital operating company" within the meaning of Department of Labor Regulation
Section 2510.3-101. MSVCF has made such a determination and continues, therefore, to have the right to designate and have elected one director.

     Accel Telecom L.P., Accel III, L.P. and Accel Investors 89, L.P. (collectively, "Accel") together have the right to designate one director for election to the Board of Directors so long as Accel owns at least 7.5% of the outstanding Capital Stock of the Company.

     The Morgan Stanley Shareholders, Accel, Pulsar, BT Investment Partners, Inc., Toronto Dominion Capital Group, Ltd. and John D. Beletic have agreed to vote all of their shares for all such designees.

     So long as J.P. Morgan Capital Corporation owns no less than 4% of the Capital Stock of the Company, the Company will permit a representative of such holder to attend as an observer all meetings of the Board and all committees thereof. Such representative is entitled to receive all written materials and other information given to directors in connection with such meetings.

     So long as the Morgan Stanley Shareholders hold securities representing at least 10% of the outstanding Capital Stock, the Company is required to maintain compensation and audit committees of its Board, each consisting of up to four directors, of which the Morgan Stanley Shareholders are entitled to designate up to two directors on each such committee. Accel and those members of the Board who are not designated by the Morgan Stanley Shareholders are each entitled to designate one director on each such committee.

  Registration Rights

     The Stockholders Agreement provides that the parties thereto (collectively, the "Holders"), collectively have the right to "demand" an unlimited number of registrations. Pursuant to these "demand" rights, Holders of Capital Stock (the "Registrable Securities") may request in writing that the Company file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the registration of a number of shares equal to at least three million shares of Capital Stock or a lesser number if such number represents a majority of the Registrable Securities then outstanding. The Company is obligated within ten days of the receipt thereof to give written notice of such request to all Holders and to use its best efforts to effect as soon as practicable the registration under the Securities Act of all Registrable Securities that the Holders request to be registered within 20 days of such notice by the Company. Unless the Holders of a majority of the Registrable Securities to be registered shall consent in writing, no other party (including the Company) will be permitted to offer securities under such demand registration. Pulsar may also request that the Company file a registration under the Securities Act covering the registration of all of the Registrable Securities Pulsar owns. Pulsar may make no more than two such requests. The Company is not obligated to effect more than one demand registration in any six-month period.

     In the event the managing underwriter advises the Holders that the size of the offering is such that the success of the offering would be materially and adversely affected by inclusion of all Registrable Securities requested to be included, then the number of shares of Registrable Securities to be included in the underwriting will be reduced on a pro rata basis, provided that the Company will first reduce entirely all securities other than Registrable Securities to be included in such underwriting.

     The Stockholders Agreement also provides that, if the Company proposes to register any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash, the Company shall, at such time, promptly (but in no event less than 30 days before the filing date) give each Holder written notice of such registration, and such notice shall offer the Holders the opportunity to register such number of shares of Registrable Securities as such Holder may request. Subject to certain restrictions, upon the written request of each Holder given within 20 days after delivery of such notice by the Company, the Company shall cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

     If the underwriters determine that the total amount of securities requested to be included in any such offering would materially and adversely affect the success of such offering, the Company will be required to include in the offering, in addition to any shares to be registered by the Company, only that number of such Registrable Securities that the underwriters determine in their sole discretion would not affect the success of such offering.

     The registration rights provisions of the Stockholders Agreement terminate four years after the Company's initial public offering (which occurred on June 13, 1996).

  Restrictions on Transfer

     Under the Stockholders Agreement, if MSLEF II, MSCI, MSCP 892 and MSCP III (collectively, the "MS Merchant Banking Funds") propose to transfer (other than in a sale to the public) shares which, taken together with any prior transfers by the MS Merchant Banking Funds, represent more than 10% of the shares owned by them on the date of the Stockholders Agreement, the Holders have a right to require the transferee to purchase their shares on a pro rata basis.

     The Stockholders Agreement also provides for certain restrictions on the transfer of shares of Capital Stock by holders thereof subject to Regulation Y of the Board of Governors of the Federal Reserve System.

  Restrictions on Amendment of Certificate of Incorporation

     The Company will not amend the Company's Amended and Restated Certificate of Incorporation or
By-laws to eliminate the right of stockholders of the Company to take action upon written consent of the holders of a majority of the outstanding shares of Common Stock without a meeting, without prior notice and without a vote as provided in the Company's Bylaws, so long as the MS Merchant Banking Funds hold at least 7.5% of the Company's Capital Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Security Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based on the Company's review of the copies of these reports received by it, and written representations received from reporting persons, the Company believes that all filings required to be made by the reporting persons during the year ended December 31, 1997 were made on a timely basis.

EXECUTIVE COMPENSATION

     The following table sets forth compensation information for the Named Executive Officers for services rendered in the fiscal years ending December 31, 1997, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                                                   COMPENSATION
                                                  ANNUAL           ------------
                                             COMPENSATION(1)        SECURITIES
                                           --------------------     UNDERLYING        ALL OTHER
   NAME AND PRINCIPAL POSITION     YEAR     SALARY      BONUS       OPTIONS(2)     COMPENSATION(3)
   ---------------------------     ----    --------    --------    ------------    ---------------
John D. Beletic..................  1997    $279,171    $358,599       300,000          $15,743
Chairman and                       1996     250,000      56,814       100,000           12,414
Chief Executive Officer            1995     200,000     150,000       100,000           10,755
N. Ross Buckenham................  1997     183,024      63,261       160,000           10,468
President                          1996     108,945      15,672       120,000            6,565
                                   1995       --          --           --              --
Douglas S. Glen..................  1997     155,000      75,039        75,000           10,154
Executive Vice President,          1996     118,000      33,337        25,000            7,933
Strategic Alliance Business Unit   1995     110,846      29,150        10,000            7,713
and President, Carrier Services
Division
Sandra D. Neal...................  1997     155,000      77,418        45,000            6,899
Executive Vice President,          1996     130,000      19,845        15,000            6,662
Strategic Projects                 1995     115,000      39,675        50,000            7,569
Paul L. Turner...................  1997     155,000      59,130        75,000            5,784
Vice President, Customer Service   1996     110,000      17,116        25,000            4,534
                                   1995      90,000      26,775        40,000            4,532

---------------

(1) The amount of cash compensation does not include the value of personal benefits or securities, property or other non-cash compensation paid or distributed other than pursuant to a plan, which, with respect to any Named Executive Officer, was less than the lesser of $50,000 and 10% of the cash compensation received by such Officer.

(2) Denominated in shares of Common Stock.

(3) All other compensation for 1997 is made up of the following:

                                      MR. BELETIC     MR. BUCKENHAM     MR. GLEN   MS. NEAL   MR. TURNER
                                      -----------   -----------------   --------   --------   ----------
1997
------------------------------------
Below prime rate loan...............    $4,521           $   --          $   --     $  --       $  --
Life and accident insurance.........       741              478             364       353         353
Long-term disability insurance......     1,415              924             724       766         699
Health insurance....................     9,066            9,066           9,066     5,780       4,732
                                        ------           ------          ------     -----       -----
          Total other
            compensation............    15,743           10,468          10,154     6,899       5,784
                                        ======           ======          ======     =====       =====

STOCK OPTIONS

     The following table sets forth grants of stock options, during fiscal year 1997, to each Named Executive Officer.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                        PERCENTAGE                             POTENTIAL REALIZATION VALUE
                          NUMBER OF      OF TOTAL                                AT ASSUMED ANNUAL RATES
                          SECURITIES     OPTIONS                               OF STOCK PRICE APPRECIATION
                          UNDERLYING    GRANTED TO    EXERCISE                      FOR OPTION TERM(2)
                           OPTIONS     EMPLOYEES IN   PRICE PER   EXPIRATION   ----------------------------
                          GRANTED(1)   FISCAL 1997      SHARE        DATE          5%               10%
                          ----------   ------------   ---------   ----------   -----------      -----------
John D. Beletic.........   100,000(3)      4.00%       $ 7.00     11/15/2005   $  149,535       $  532,562
                           200,000         8.00%        10.00     11/13/2007    1,257,781        3,187,480
N. Ross Buckenham.......    70,000(3)      2.80%         7.00     01/15/2006      134,407          459,073
                            20,000         0.80%         7.00     05/20/2007       47,322          158,279
                            70,000         2.80%        10.00     11/13/2007      440,222        1,115,617
Douglas S. Glen.........    10,000(3)      0.40%         7.00     11/15/2005       14,953           53,256
                            25,000         1.00%         7.00     05/20/2007       59,152          197,849
                            40,000         1.60%        10.00     11/13/2007      251,556          637,495
Sandra D. Neal..........    40,000(3)      1.60%         7.00     11/15/2005       59,813          213,024
                             5,000         0.20%        10.00     11/13/2007       31,443           79,686
Paul L. Turner..........    40,000(3)      1.60%         7.00     03/01/2004       43,632          168,204
                            30,000(3)      1.20%         7.00     11/15/2005       44,859          159,768
                             5,000         0.20%        10.00     11/13/2007       31,443           79,686

---------------

(1) Denominated in shares of Common Stock. Each option vests with respect to (i) 20% of the option shares one year after the date of grant, and (ii) the balance of the option shares in equal successive monthly installments over each of the next 48 months of service.

(2) The assigned rates of growth were selected by the Securities and Exchange Commission for illustrative purposes only and are not intended to predict or forecast future stock prices.

(3) Options originally granted in prior years and repriced. See "Ten-Year Option/SAR Repricing" table below.

     The following table sets forth stock options exercised during fiscal year 1997 and the fiscal year-end value of unexercised options for each Named Executive Officer.

               AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF
                                                         SECURITIES UNDERLYING             VALUE OF UNEXERCISED
                                                         UNEXERCISED OPTIONS AT            IN-THE-MONEY OPTIONS
                              SHARES                      DECEMBER 31, 1997(1)           AT DECEMBER 31, 1997(2)
                             ACQUIRED      VALUE     ------------------------------   ------------------------------
                            ON EXERCISE   REALIZED   EXERCISABLE    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
                            -----------   --------   -----------   ----------------   -----------   ----------------
John D. Beletic...........     5,000      $29,950      281,668         383,332         $821,824         $239,646
N. Ross Buckenham.........        --           --       37,666         172,334           37,019          104,228
Douglas S. Glen...........     4,000       32,680       56,165         103,835          168,328           69,741
Sandra D. Neal............     5,000       43,125       89,498          55,502          309,617           59,501
Paul L. Turner............        --           --       59,748          60,252           54,308           55,686

---------------

(1) Denominated in shares of Common Stock.

(2) The fair market value at December 31, 1997 was $7.875 per share.

     The following table sets forth information concerning the repricing of stock options held by the Named Executive Officers during the last 10 years.

                         TEN-YEAR OPTION/SAR REPRICING

                                               NUMBER OF                                               LENGTH OF
                                              SECURITIES                                                ORIGINAL
                                              UNDERLYING    MARKET PRICE     EXERCISE                 OPTION TERM
                                               OPTIONS/     OF STOCK AT      PRICE AT                 REMAINING AT
                                                 SARS         TIME OF        TIME OF         NEW        DATE OF
                                              REPRICED OR   REPRICING OR   REPRICING OR   EXERCISE    REPRICING OR
          NAME/POSITION              DATE       AMENDED      AMENDMENT      AMENDMENT     PRICE (1)    AMENDMENT
          -------------             -------   -----------   ------------   ------------   ---------   ------------
John D. Beletic...................  5/20/97     100,000        $5.75          $10.00        $7.00      102 months
N. Ross Buckenham.................  5/20/97      70,000        $5.75          $10.00        $7.00      104 months
Douglas S. Glen...................  5/20/97      10,000        $5.75          $10.00        $7.00      102 months
Sandra D. Neal....................  5/20/97      40,000        $5.75          $10.00        $7.00      102 months
Paul L. Turner....................  5/20/97      40,000        $5.75          $ 8.00        $7.00       82 months
                                    5/20/97      30,000        $5.75          $10.00        $7.00      102 months

---------------

(1) Replacement grants were issued at above market prices. Vesting terms were not amended at the time of repricing.

DIRECTORS' COMPENSATION

     Pamela Reeve receives $1,000 per quarter for her services as a director. No other directors of the Company currently receive compensation for their services in such capacity. All directors who are not employees of the Company or any of its affiliates and who own 1% or less of the Company's Common Stock participate in the Company's 1996 Nonqualified Stock Option Plan for Non-Employee Directors, pursuant to which each such director is granted an option covering 25,000 shares of Common Stock upon being elected to the Board, with an exercise price equal to the fair market value of such stock on the date of grant. On the third anniversary of the grant, each eligible director still serving on the Board will be granted another option covering 25,000 shares at the fair market value on the date of such grant. Each option vests in equal quarterly installments over a three year period and has a maximum term of 10 years. Currently only Ms. Reeve is eligible to participate in the Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1997, the Compensation Committee consisted of Frank V. Sica, Guy L. de Chazal and Arthur Patterson, none of whom have ever been an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves on the compensation committee of another corporation, an executive officer of which serves as a Director of the Company or on the Company's Compensation Committee. No executive officer of the Company serves as a director of another corporation, an executive officer of which serves as a member of the Company's Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee

     The Compensation Committee of the Board, which consists of four non-employee directors, is responsible for overseeing all stock option plans, setting the compensation for the Chief Executive Officer ("CEO") and other executive officers, reviewing and approving the Company's compensation policies and providing guidelines for determining the annual compensation of other management personnel.

  Compensation Philosophy

     The goals of the Compensation Committee with respect to executive compensation are to: (1) establish a competitive compensation program to attract, retain and motivate employees in those positions that most directly affect the Company's overall performance and (2) encourage coordinated and sustained effort toward enhancing the Company's performance and maximizing the Company's value to its shareholders. This focus is maintained through a program of competitive base salaries, a bonus program based on successfully achieving predetermined financial performance goals and a heavy emphasis on executive equity ownership.

  Base Salaries

     The Compensation Committee reviews and approves salaries for the CEO and the other officers on an annual basis. The Compensation Committee also provides guidelines to set the base salary of other management personnel. In making recommendations to the CEO, the Compensation Committee may consider information derived from reports of public companies in the paging industry and telecommunications industry and/or national surveys of compensation data. Ultimately, however, the salaries are based on a subjective analysis of each officer's performance during the prior year, as well as an evaluation of the individual executive's expected future performance. In ratifying salary decisions, the Compensation Commit tee exercises its discretion and judgment with no specific formula being applied to determine salary levels.

  Annual Incentive Bonus

     Each executive officer has an opportunity to earn an annual bonus based upon Company performance. Annual incentive bonus opportunities for executive officers are based on the Compensation Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon Company performance. To carry out this philosophy, the Company implemented the 1997 Management Annual Variable Compensation Plan (the "Incentive Plan"). The Incentive Plan is a pay-for-performance plan intended to motivate and award executive officers (as well as other officers and managers) by directly linking cash bonuses to specific aggressive Company performance targets. Prior to a calendar year, the Compensation Committee sets the incentive bonus target at a stated percentage of an executive officer's base salary. The bonus amounts earned are determined as of the end of each calendar year. The percentage bonus is calculated by determining the level of the Company's accomplishment of certain performance criteria established in order to align participants' perspectives with that of shareholders and enhance shareholder value.

     The Compensation Committee has the discretion to modify the bonus amounts paid to all participants in the Incentive Plan regardless of the performance level achieved if certain extraordinary unforeseen events occur during the year. The Compensation Committee has exercised its discretion to modify the bonus amounts only once in prior years and did not exercise its discretion to modify the bonus amounts under the Incentive Plan in 1997.

     Certain of the executive officers of the Company (other than the CEO), as well as certain managers, also have the opportunity to participate in the Company's Management by Objective ("MBO") bonus program. Participants in the MBO program are provided a cash bonus based upon the percentage of definitive performance objectives completed during each calendar quarter. The participant's potential MBO bonus is a percentage of such participant's annual base salary, paid quarterly based upon the participant's completion of his/her objectives. For 1997, MBO bonuses ranged from 5% to 10% of executive officers' annual base salaries. The MBO bonus program is intended to provide officers with an incentive to focus on short-term performance goals that enhance the operating efficiency of the Company and enhance shareholder value.

  Stock Options/Equity Ownership

     The Compensation Committee believes that the grant of stock options will motivate executives to create long-term growth in shareholder value. Pursuant to the Company's Fifth Amended and Restated 1991 Stock Option Plan (the "Stock Option Plan"), options are granted at the discretion of the Compensation Committee, usually annually. The number of option shares covered by such grants are determined based upon assessment of the individual's performance. The Compensation Committee considers the recommendation of and relies on information provided by the CEO in determining the number of option shares to be granted to the non-CEO executive officers. The Compensation Committee believes that the periodic grant of time-vested stock options provides an incentive that focuses the executives' attention on managing the business as owners of an equity stake in the Company. It further motivates executives to maximize long-term growth and profitability because value is created in the options only as the Company's stock price increases after the option is granted.

     In May 1997 the Compensation Committee reviewed certain options previously granted to employees of the Company and the market price of the Company's common stock during the past year. The Committee recognized that options issued by the Company are utilized as compensation and to provide incentives to improve Company performance and thereby positively influence the market price for Company's common stock for the benefit of all shareholders. The Committee determined that the market price had declined despite the Company's significant accomplishments, that certain options previously granted under the Stock Option Plan were at exercise prices in excess of the current market prices of the Company's common stock, and that these outstanding stock options, if left in place, would not achieve the underlying objectives.

     Accordingly, on May 20, 1997 (the "Grant Date"), replacement stock options were granted to replace certain previously issued stock options under such plan. The replacement options did not involve the grant of any additional shares. The replacement options were granted at an exercise price of $7.00 per share, while the closing price of the common stock on the Nasdaq exchange was $5.75 on the Grant Date. No other option repricing or exchange has occurred in the past ten years.

  CEO Compensation

     The Compensation Committee believes that, as with the other executive officers, the CEO's compensation should, in large part, be tied directly to the performance of the Company and that the CEO should share in the same risks and rewards as do the Company's shareholders. Accordingly, the compensation of the CEO is comprised of base salary, annual incentive bonus pursuant to the Incentive Plan and long-term incentives through stock options. In setting Mr. Beletic's compensation, the Compensation Committee analyzes subjective measures of performance during the prior fiscal year as well as expected future performance. Mr. Beletic's projected total compensation, based upon target levels of Company performance was, the Compensation Committee believes, comparable to the compensation paid to other CEOs of similar companies in the paging industry.

  Deductibility of Executive Compensation

     The Omnibus Budget Reconciliation Act of 1993 provides that non-performance-based compensation paid to any Named Executive Officer in excess of one million dollars will not be deductible for federal income tax purposes. The Compensation Committee intends to grant deductible awards subject to the needs of the Company.

                                     Respectfully submitted,

                                     Compensation Committee:

                                     Guy L. de Chazal
                                     Arthur Patterson
                                     Pamela D.A. Reeve
                                     Leigh J. Abramson

PERFORMANCE GRAPH

     The rules of the Securities and Exchange Commission ("SEC") require each public company to include a performance graph comparing the cumulative total shareholder return on such company's common stock for the five preceding fiscal years, or such shorter period as the registrant's class of securities has been registered with the SEC, with the cumulative total returns of a broad equity market index (such as Nasdaq National Market -- U.S. Companies Index) and a peer group or similar index. The Company's Common Stock began trading on the Nasdaq National Market System under the symbol PMWI on June 14, 1996. Accordingly, the performance graph included in this Proxy Statement shows the period from June 14, 1996 through December 31, 1997.

     The following chart graphs the performance of the cumulative total return to shareholders (stock price appreciation plus dividends) between June 14, 1996 and December 31, 1997 in comparison to returns of the Nasdaq National
Market -- U.S. Companies Price Index and a peer group index. The peer group index was constructed specifically for the Company and includes the following wireless messaging companies: American Paging, Inc., Arch Communications Group, Inc., Metrocall, Inc., Mobile Telecommunications Technologies Corp., Paging Network, Inc. and ProNet, Inc. In calculating the peer group index, the returns of each company in the group have been weighted according to such company's market capitalization at the beginning of the period. MobilMedia Communications, Inc., which was included in the 1996 peer group index, has been excluded from the peer group index presented herein due to the delisting of the company's stock in June 1997.

                           CUMULATIVE TOTAL RETURNS*

                                                                  NASDAQ
                                                                 NATIONAL
                                                              MARKET - U.S.
     MEASUREMENT PERIOD          PAGEMART                       COMPANIES
   (FISCAL YEAR COVERED)      WIRELESS, INC.    PEER GOUP         INDEX
6/14/96                                  100             100             100
9/30/96                                82.80           78.85          101.23
12/31/96                               56.99           55.84          106.20
3/31/97                                51.61           33.22          100.49
6/30/97                                73.12           43.49          118.91
9/30/97                                93.55           58.25          139.03
12/31/97                               67.74           55.47          130.39

* Cumulative total return assumes reinvestment of dividends. Assumes $100 invested on June 14, 1996 in the Company's Common Stock, Peer Group and Nasdaq National Market -- U.S. Companies Index.

                                 PROPOSAL TWO:
           PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP
                     AS INDEPENDENT AUDITORS OF THE COMPANY

     The Board has appointed Arthur Andersen LLP, independent public accountants, as the Auditors of the Company, to serve at the pleasure of the Board for 1998. A member of that firm will be present at the Annual Meeting with the opportunity to make a statement and respond to appropriate questions by shareholders.

     The shareholders of the Company are asked to consider and act upon the matter of ratifying the appointment of Arthur Andersen LLP.

     Approval of the independent auditors requires the affirmative vote of a majority of the total voting power represented by outstanding shares of Common Stock present or represented at the Annual Meeting and entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Any proposals of stockholders which are intended to be presented at the next Annual Meeting of Stockholders, but which are not received by the Secretary of the Company at the principal executive offices of the Company on or before November 18, 1998, may be omitted by the Company from the Proxy Statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the meeting, it is the intention of each of the persons named in the proxy to vote in accordance with his judgment on such matters.

                                 ANNUAL REPORTS

     The Company's 1997 Annual Report to Stockholders, which contains the Company's Annual Report on Form 10-K (without exhibits) and its consolidated financial statements for the year ended December 31, 1997, accompanies this proxy statement. The Company's Annual Report on Form 10-K for the year ended December 31, 1997 will also be made available (without exhibits), free of charge, to interested stockholders upon written request to the Vice President, Investor Relations of the Company, at 3333 Lee Parkway, Suite 100, Dallas, TX 75219.

                                            By Order of the Board of Directors,

                                       /s/ JOHN D. BELETIC

                                            John D. Beletic
                                            Chairman and Chief Executive Officer

                             PAGEMART WIRELESS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Frederick G. Anderson and G. Clay Myers, and each of them, Proxies with power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of PageMart Wireless, Inc. (the "Company") held of record by the undersigned on February 13, 1998, at the Annual Meeting of Stockholders to be held in Dallas, Texas on Wednesday, April 8, 1998, at 9:00 a.m., local time, and at all adjournments thereof, with all powers the undersigned would possess if personally present. In their discretion, the Proxies are authorized to vote upon such other business that may properly come before the meeting.

    1. Election of Directors

       Nominees:  Leigh Abramson, John D. Beletic, Guy L. de Chazal, Robert
       H. Niehaus, Alejandro Perez Elizondo, Arthur Patterson, Pamela D.A. Reeve

       [ ]  FOR all nominees  [ ] WITHHOLD AUTHORITY  [ ] FOR all nominees, except as noted below


                                                          ----------------------
                                                          Nominee Exceptions

    2. Proposal to ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1998.

      [ ] FOR              [ ] AGAINST            [ ] ABSTAIN

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.



                                       -----------------------------------------
                                                      Signature

                                       -----------------------------------------
                                              Signature if held jointly

                                       Dated: ___________________________, 1998


Please sign exactly as name appears herein. When shares are held by Joint Tenants, both should sign, and for signing as attorney, as executor, as administrator, trustee or guardian, please give full title as such. If held by a corporation, please sign in the full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership name by an authorized person.

         PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY USING
                             THE ENCLOSED ENVELOPE.